Exhibit 99.1

Contact: Matthew P. Deines President & CEO (360) 457-0461

Sean Brennan Appointed to First Fed Board

PORT ANGELES, Wash., March 27, 2024 (GLOBE NEWSWIRE) -- First Fed Bank, subsidiary of First Northwest Bancorp (NASDAQ: FNWB), announced today that Sean Brennan has been appointed to the Board of Directors.

“Sean is a respected, results-oriented leader with over 35 years of financial industry experience. As a commercial banking executive, he built an impressive track record of consistent loan and deposit growth. Sean will bring valuable insight and diligent oversight to our board,” said Matt Deines, President and CEO of First Fed Bank and FNWB.

“First Fed has a strong reputation for conservative financial management and community service. As a native of Aberdeen, it is an honor to serve on the board of the only public company headquartered on the Olympic Peninsula. I’m looking forward to contributing to First Fed’s legacy and growth throughout the Northwest,” said Brennan.

Previously Brennan was President and Chief Lending Officer of Puget Sound Bank, a financial institution he cofounded in 2005 and led through an acquisition by Heritage Bank NW in 2018. After the merger, he served as Senior Vice President, Regional Commercial Banking Director and then Corporate Banking Development Consultant for Heritage Bank NW. Prior to cofounding Puget Sound Bank, Brennan held leadership roles at Washington Trust Bank and US Bancorp.

Currently Brennan serves on the boards of Plymouth Housing, one of the largest providers of permanent support housing in Seattle, and of Uwajimaya, a family-owned supermarket chain headquartered in the Seattle Chinatown-International District. His past board membership includes Aboda, Downtown Emergency Service Center, and St. Joseph School Endowment. Additionally, Brennan served on advisory boards for Seattle University.

About the Company

First Northwest Bancorp (Nasdaq: FNWB) is a financial holding company engaged in investment activities including the business activity of its subsidiary, First Fed Bank, along with other fintech partnerships. First Fed is a small business-focused financial institution which has served its customers and communities since 1923. Currently First Fed has 18 locations in Washington state including 12 full-service branches. First Fed’s business and operating strategy is focused on building sustainable earnings by delivering a full array of financial products and services for individuals, small business, and commercial customers. Additionally, First Fed focuses on strategic partnerships with financial technology (“fintech”) companies to develop and deploy digitally focused financial solutions to meet customers’ needs on a broader scale. FNWB also invests in fintech companies directly as well as through select venture capital partners. In 2022, the Company made a minority investment in Meriwether Group, a boutique investment banking and accelerator firm. First Northwest Bancorp was incorporated in 2012. The Company completed its initial public offering in 2015 under the ticker symbol FNWB and is headquartered in Port Angeles, Washington.

First Fed Bank was recognized by Puget Sound Business Journal as a Best Workplace and top Corporate Philanthropist in 2023. By popular vote, First Fed received 2023 awards for Best Bank in the Best of the Northwest, Best Bank in Readers’ Choice by Cascadia Daily News, Best Bank and Best Financial Advisor in Best of the Peninsula for Clallam County. Also, the community bank received a best-in-state bank award from Forbes in 2021. First Fed is a Member FDIC and equal housing lender.

First Northwest Bancorp press release

March 27, 2024

Forward Looking Statements

Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, expectations of the business environment in which we operate, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding our mission and vision. These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties. Our actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to: increased competitive pressures; changes in the interest rate environment; the credit risks of lending activities; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and other factors described in the Company’s latest Annual Report on Form 10-K and other filings with the Securities and Exchange Commission ("SEC")-which are available on our website at www.ourfirstfed.com and on the SEC’s website at www.sec.gov.

Note: Transmitted on Globe Newswire on March 27, 2024 at 8:00 a.m. PDT.